UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2013

PFIZER INC.
(Exact name of registrant as specified in its charter)

Delaware	1-3619	13-5315170
(State or other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
235 East 42nd Street New York, New York (Address of principal executive offices)
10017 (Zip Code)

Registrant's telephone number, including area code:

(212) 733-2323

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[   ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders
(a) Pfizer’s Annual Meeting of Shareholders was held on April 25, 2013.

(b) Shareholders voted on the matters set forth below.

1.  The nominees for election to the Board of Directors were elected, each for a one-year term, based upon the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Dennis A. Ausiello	5,032,447,443	38,616,895	20,201,009	883,570,086
M. Anthony Burns	4,972,937,743	97,172,501	21,130,781	883,570,086
W. Don Cornwell	4,831,343,462	239,407,979	20,517,594	883,570,086
Frances D. Fergusson	5,020,361,208	54,704,511	16,174,904	883,570,086
William H. Gray, III	4,942,943,318	127,740,786	20,583,253	883,570,086
Helen H. Hobbs	5,039,913,072	35,997,819	15,324,826	883,570,086
Constance J. Horner	4,972,870,242	97,872,829	20,519,195	883,570,086
James M. Kilts	4,966,911,968	107,679,895	16,674,571	883,570,086
George A. Lorch	4,973,862,443	96,622,604	20,781,448	883,570,086
Suzanne Nora Johnson	5,002,043,649	68,361,687	20,865,030	883,570,086
Ian C. Read	4,858,886,856	194,188,507	38,195,316	883,570,086
Stephen W. Sanger	5,038,551,371	36,156,867	16,562,764	883,570,086
Marc Tessier-Lavigne	5,047,450,464	27,910,962	15,904,917	883,570,086

2.  The proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2013 was approved based upon the following votes:

Votes for approval	5,876,660,641
Votes against	77,136,852
Abstentions	21,041,622
Broker Non-Votes	N/A

3. The proposal to approve, on an advisory basis, the compensation of the Company's Named Executive Officers was approved based upon the following votes:

Votes for approval	4,830,867,107
Votes against	222,313,840
Abstentions	38,052,133
Broker-Non Votes	883,570,086

4.  The shareholder proposal regarding executive equity retention was not approved based upon the following votes:

Votes for approval	1,434,132,567
Votes against	3,605,035,969
Abstentions	52,043,969
Broker-Non Votes	883,570,086

5.   The shareholder proposal regarding action by written consent was not approved based upon the following votes:

Votes for approval	2,385,502,317
Votes against	2,648,133,285
Abstentions	57,629,331
Broker non-votes	883,570,086

(c) Not applicable
(d) Not applicable.

SIGNATURE

Under the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the authorized undersigned.

PFIZER INC.

Dated: April 29, 2013	By: /s/ Matthew Lepore Matthew Lepore
Title: Vice President & Corporate Secretary